SECURITIES  AND EXCHANGE  COMMISSION

Washington,  D.C.    20549

FORM 8-K/A

AMENDMENT TO FORM 8-K CURRENT REPORT

Current Report

Pursuant to Section 13 or 15 (d) of

The  Securities  Exchange  Act  of  1934

Date of Report (Date of earliest event reported):

November 30, 2001

NMS Communications Corporation

(Exact  Name of Registrant  as  Specified  in its Chapter)

Delaware

(State  of  Incorporation  or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

(508) 620-9300

(Registrant’s telephone number, including area code)

The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated November 30, 2001 to read in its entirety as follows:

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                (a)           Financial Statements of Business Acquired.

Audited financial statements of Lucent Technologies Inc.’s Echo Cancellation Business (“ECB”) for the years ended September 30, 2001, 2000 and 1999, which include the following:

1.                                             Report of Independent Accountants

2.                                             Statement of Assets Sold as of September 30, 2001 and 2000

3.                                             Statements of Net Sales, Cost of Sales and Direct Operating Expenses for each of the three years in the Period Ended September 30, 2001

4.                                             Notes to Financial Statements

(b)                                 Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Financial Information of NMS Communications Corporation (“NMS”) and ECB as of September 30, 2001:

1.                                                   Pro Forma Condensed Combined Balance Sheet as of September 30, 2001

2.                                                   Notes to Pro Forma Financial Information

(c)           Exhibits:

2.7*                          Asset Purchase Agreement, dated October 15, 2001, by and between the Registrant and Lucent Technologies, Inc. (filed with the Registrant’s Form 10-Q for the quarter ended September 30, 2001).

10.29*              Supply Agreement, dated November 30, 2001, between the Registrant and Lucent Technologies, Inc.  Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits referred to in the agreement are omitted.  The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request (filed with the Registrant’s Form 8-K dated December 14, 2001).

10.30*              Intellectual Property Agreement, dated November 30, 2001, by and among the Registrant and Lucent Technologies, Inc. and Lucent Technologies GRL Corporation relating to the sale of Lucent’s Echo Cancellation Business.  Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits referred to in the agreement are omitted.  The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Confidential treatment has been requested as to certain portions of this agreement pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been filed separately with the Securities and Exchange Commission (filed with the Registrant’s Form 8-K dated December 14, 2001).

20.1*                    Press Release of the Registrant, dated October 15, 2001, announcing the Registrant’s agreement to acquire the voice enhancement and echo cancellation business of Lucent (filed with the Registrant’s Form 8-K dated December 14, 2001).

20.2*                    Press Release of the Registrant, dated December 3, 2001, announcing the completion of the registrant’s acquisition of the voice enhancement and echo cancellation business of Lucent (filed with the Registrant’s Form 8-K dated December 14, 2001).

23.1         Consent of Independent Accountants

* Previously filed with the registration statement or report indicated.

(a)  Financial Statements of Business Acquired - Audited financial statements of Lucent Technologies Inc.’s Echo Cancellation Business (“ECB”) for the years ended September 30, 2001, 2000 and 1999

Report of Independent Accountants

To the Management of

Lucent Technologies Inc.

We have audited the accompanying statement of assets sold of the Echo Cancellation Business (“Echo”) of Lucent Technologies Inc. (“Lucent”) as of September 30, 2001 and 2000, and the statement of net sales, cost of sales and direct operating expenses for each of the three years in the period ended September 30, 2001.  These financial statement are the responsibility of Lucent’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted  our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Report on Form 8-K, dated February 12, 2002, of NMS Communications Corporation). As described in Note 1, these financial statements are not intended to be a complete presentation of Echo’s financial position, results of operations and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets sold of Echo as of September 30, 2001 and 2000 and the net sales, cost of sales and direct operating expenses of Echo for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

December 14, 2001

Lucent Technologies Inc.

Echo Cancellation Business

Statement of Assets Sold

As of September 30, 2001 and 2000

(Dollars in thousands)

	2001	2000

Inventories	$22,300	$26,100

Laboratory equipment, net	1,000	1,700

Capitalized software, net	200	4,100

Total assets	$23,500	$31,900

The accompanying notes are an integral part of these financial statements.

Lucent Technologies Inc.

Echo Cancellation Business

Statement of Net Sales, Cost of Sales and Direct Operating Expenses

For the Years Ended September 30, 2001, 2000 and 1999

(Dollars in thousands)

	2001	2000	1999

Net sales	$49,000	$100,300	$157,800

Cost of sales	37,800	47,700	71,100

Gross profit	11,200	52,600	86,700

Direct operating expenses
Research and development	13,900	7,200	12,100
Marketing and sales	7,400	10,900	13,100
General and administrative	1,200	4,400	7,600

Total direct operating expenses	22,500	22,500	32,800

Excess (deficiency) of nets sales over costs of sales and direct operating expenses	$(11,300)	30,100	53,900

The accompanying notes are an integral part of these financial statements

Lucent Technologies Inc.

Echo Cancellation Business

Notes to Financial Statements

(Dollars in thousands)

1.             Background and Basis of Presentation

On October 15, 2001, Lucent entered into an Asset Purchase Agreement (“the Agreement”) for certain assets of the Echo Cancellation Business (“Echo”) of Lucent Technologies Inc. (“Lucent”) with NMS Communications Corporation (“NMS”).  Under the terms of the Agreement, NMS purchased certain assets of the Echo business for $60 million.  The sale was completed on November 30, 2001.

The accompanying financial statements have been prepared for the purpose of presenting the assets sold and the net sales, cost of sales and direct operating expenses of Echo pursuant to the Agreement.  Echo is a product family managed and analyzed by Lucent’s Switching Solutions Group during the year ended September 30, 2001, and by Lucent’s Service Provider Networks group during the years ended September 30, 2000 and 1999.  Echo is one of the world’s leading suppliers of echo cancellation and sound quality enhancements and related technologies to network service providers.

Lucent did not maintain Echo as a separate business unit and external financial statements historically have not been prepared.  The accompanying financial statements have been derived from the historical records of Lucent in order to present the assets sold of Echo as of September 30, 2001 and 2000, and the net sales, cost of sales and direct operating expenses for the three years ended September 30, 2001, in accordance with accounting principles generally accepted in the United States of America.

The statement of nets sales, cost of sales and direct operating expenses for Echo includes Lucent corporate allocations for certain expenses, including research and development, marketing and sales, and general and administrative expenses.  There are certain corporate costs that have not been allocated including interest and income taxes.  Since Echo was never a separate business unit, Lucent had not segregated these costs relative to Echo for external financial reporting purposes.  Accordingly, the inclusion of these charges is not practicable. Futhermore, these financial statements do not reflect any adjustments which may be necessary as a result of NMS' acquisition of Echo as described above.

A statement of cash flows is not presented, as Echo did not maintain a cash balance.  All operating activities were funded by Lucent.  These statements are not intended to be a complete presentation of Echo’s financial position, results of operations and cash flows.  However, management believes the assumptions underlying the accompanying financial statements are reasonable.  The historical operating results of Echo may not be indicative of its results in the future.

Lucent provides Echo with various infrastructure and support services, which among other things include real estate, computer and network systems, human resources, payroll services, accounting and cash management services and legal support.  In addition, the Lucent sales force supports, in part, Echo’s sales efforts.

2.                                      Summary of Significant Accounting Policies

Revenue Recognition

Revenue is generally recognized when all substantive contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured.  Revenue from product sales is recognized at time of delivery and acceptance, and after consideration of all contractual terms and conditions of the customer contract.

Cost of Sales

Cost of sales includes material costs, direct labor, factory overhead, including indirect labor, and software amortization.

Research and Development

Research and development costs are charged to expense as incurred.  Research and development expense reflects both direct costs and an allocation of corporate research and development costs.  Direct research and development expenses include salaries and benefit costs of Echo personnel that conduct basic, applied or developmental research to develop new products, technologies and software that are used in the design and manufacture of Echo products.  Corporate research and development expenses represent expenses incurred by Lucent’s Bell Laboratories, which are allocated to Echo based on its percentage of direct research and development funding.

Marketing and Sales Expense

Marketing and sales expense includes:

•                  Direct product development expense for problem solving, customer needs and sales support.

•                  Direct product management expense associated with market planning, market operations, product line planning and management and advertising.

•                  For the year ended September 30, 2001, Lucent’s Switching Services Group marketing and sales expense based on the percentage of Echo planned revenue compared to Lucent’s Switching Services Group planned revenue.

•                  For the years ended September 30, 2000 and 1999, Lucent’s Service Provider Networks group marketing and sales expense based on the percentage of Echo planned revenue compared to Lucent’s Service Provider Networks group planned revenue.

General and Administrative Expense

General and administrative expense includes an allocation of Lucent’s Switching Services Group expense for the year ended September 30, 2001, and an allocation of Lucent’s Service Provider Networks group expense for the years ended September 30, 2000 and 1999, for human resources, finance and corporate administrative support based on the percentage of Echo planned revenue compared to Lucent’s Switching Services Group or Lucent’s Service Provider Networks group planned revenue, as appropriate.

Inventories

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.  Inventories at September 30, 2001 and 2000, consist of the following:

	2001	2000

Raw materials	$11,700	$12,700
Work-in-process	4,700	10,800
Finished goods	5,900	2,600
	$22,300	$26,100

Raw materials include unique components for Echo and common components shared by Echo with other Lucent businesses.  The common components of raw materials have been allocated to Echo based on forecasted demands.  Cost of Sales for the fiscal year ended September 30, 2001, includes $1,200 related to Echo inventory valuation adjustments resulting from Lucent’s company-wide restructuring.

Lab Equipment

Laboratory equipment consists of research and development and test equipment and is stated at cost less accumulated depreciation of $5,800 and $4,100 at September 30, 2001 and 2000, respectively.  Depreciation is determined using the straight-line method over estimated useful lives ranging from 3 to 5 years.  Depreciation expense for the years ended September 30, 2001, 2000 and 1999, amounted to $800, $600 and $600 respectively.  In connection with Lucent’s contract manufacturing initiative, certain assets from other businesses were transferred to Echo.  Such assets, with a gross value of $900, were fully depreciated as of the date of the transfer.

Capitalized Software

The costs incurred for the development of computer software that will be sold, leased or otherwise marketed are capitalized when technological feasibility has been established.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  Costs that are capitalized include direct labor and related overhead.  Amortization of capitalized software development costs begins when the product is available for general release.  Amortization is provided on a product-by-product basis on the straight-line method over periods not exceeding two years.  Unamortized capitalized software development costs determined to be in excess of net realizable value of the product are expensed immediately.  Amortization expense for the years ended September 30, 2001, 2000 and 1999, amounted to $3,900, $0, and $0, respectively.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues, costs and expenses during the period reported.  Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

3.                                      Recent Pronouncements

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, “Revenue Recognition and Financial Statements” (“SAB 101”).  SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements.  Lucent’s adoption of this new guidance effective October 1, 2000 had no material effect on the assets sold or revenues, costs and direct expenses of Echo.

In June 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  In June 2000, the FASB issued SFAS No. 138 which amended certain provisions of SFAS 133.  Lucent adopted SFAS 133 and SFAS No. 138 effective October 1, 2000.  There was no material effect at adoption on the assets sold or revenues, costs and direct expenses of Echo.

4.                                      Concentration of Net Sales

One customer accounted for 22% of net sales for the year ended September 30, 2001.  One other customer accounted for approximately 10% and 30% of net sales for the years ended September 30, 2000 and 1999, respectively.  For the year ended September 30, 2000, one foreign customer accounted for 11% of net sales.  For the year ended September 30, 1999, one domestic distributor accounted for approximately 28% of net sales.  The loss of any of these customers would have a material adverse effect on Echo’s financial position and results of operations.

5.                                      Employee Benefit Plans

For each of the years presented, Echo participated in various employee benefit plans, including pension, savings, post-retirement and post-employment plans, which are sponsored by Lucent.  Detailed information concerning these plans is not available for Echo employees, although an allocation of such costs is included as part of Echo’s labor costs.  On November 30, 2001, upon completion of the sale transaction referred to in Note 1, Echo employees no longer remained active participants in the respective Lucent employee benefit plans.  Under the terms of the Agreement, Lucent retained all vested employee benefit obligations recognized through the date of sale.

6.                                      Manufacturing

During the year ended 2001, Lucent transitioned certain Echo manufacturing formerly performed at its Rouen, France facility to ViaSystems, Inc. (“ViaSystems”) and certain domestic Echo manufacturing to Celestica, Inc. (“Celestica”).  Both ViaSystems and Celestica are third party contract manufacturers.  Because the assets of the manufacturing operations are not separately identifiable to Echo and were not sold, the assets used to manufacture Echo products have been excluded from the accompanying statement of assets sold.

(b)  Pro Forma Financial Information

The following unaudited pro forma financial information illustrates the effect of the acquisition by NMS of assets related to the Echo Cancellation Business (ECB) from Lucent Technologies Inc. (Lucent) on November 30, 2001, the consideration for which was $60.0 million in cash.  NMS expects to incur costs of $1.6 million related to the transaction.  NMS accounted for the acquisition of ECB using the purchase method of accounting in accordance with Statements of Financial Accounting Standards Nos. 141 and 142. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based on future events and further analysis.

The unaudited pro forma financial information presented herein is based on the historical financial statements of NMS and ECB. The historical financial statements of ECB include (i) a combined statement of assets sold (which includes only the assets acquired by NMS in accordance with the asset purchase agreement entered into with Lucent), and (ii) a combined statement of revenues and direct expenses (which includes only those revenues and expenses directly related to the ECB business).  The historical financial statements of ECB are not necessarily indicative of the financial results that will be achieved in the future when ECB’s operations are fully integrated with those of NMS.  The historical financial statements of ECB include certain overhead and general and administrative allocations from Lucent based on functions provided to ECB by Lucent.  Upon the acquisition of ECB by NMS, Lucent will no longer be providing these functions to ECB.

The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the acquisition of ECB as if it had been consummated on September 30, 2001. This method of combining companies is only for the presentation of pro forma financial information.

The pro forma adjustments are based on available information and assumptions that NMS believes are reasonable at the time made. The unaudited pro forma condensed combined balance sheet does not purport to present NMS’s financial position had the acquisition of ECB occurred on the dates specified, nor is it necessarily indicative of the financial position that may be achieved in the future.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of NMS and ECB.

NMS Communications Corporation

Unaudited Pro Forma Combined Condensed Balance Sheet

As of September 30, 2001
(in thousands)

			Pro forma		Pro forma
	NMS	ECB	Adjustments		Combined
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$65,820	-	$(60,000)	a	$5,820
Marketable securities	188,016	-	-		188,016
Accounts receivable, net	6,994	-	-		6,994
Inventories	7,594	$22,300	2,688	b	14,483
			(18,099)	c
Prepaid expenses and other current assets	7,832	-			7,832
Total current assets	$276,256	$22,300	$(75,411)		$223,145
Property and equipment, net	22,985	1,000			23,985
Goodwill and other intangibles, net	54,097	-	53,738	d	107,835
Other long-term assets	6,687	200	(200)	e	6,687
Total assets	$360,025	$23,500	$(21,873)		$361,652
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	5,181	-	1,627	f	6,808
Accrued expenses and other liabilities	20,490	-			20,490
Total current liabilities	$25,671	-	$1,627		$27,298
Long-term obligations, less current portion	152,285	-	-		152,285
Stockholders' equity	182,069	-	-		182,069
Total liabilities and stockholders' equity	$360,025	-	$1,627		$361,652

The accompanying notes are an integral part of this

unaudited pro forma combined condensed financial information

NMS Communications Corporation

Notes to Unaudited Pro Forma Combined Condensed Financial Information

(in thousands)

The acquisition will be accounted for using the purchase method of accounting.

A summary of the transaction is as follows:

Consideration:
Cash	$60,000
Transaction costs	1,627
Total consideration	61,627
Net tangible assets acquired	7,889
Assets and inventory acquired between September 30 and November 30, 2001	1,573
Excess of purchase price over net tangible assets acquired	$52,165

The accompanying pro forma adjustments in the Pro Forma Combined Condensed Balance Sheet reflect the following items:

(a)          Decrease in cash for payment of $60,000 made to Lucent to acquire ECB.

(b)         Increase in the carrying value of finished goods inventory acquired to estimated selling price less the sum of the cost to dispose plus a reasonable profit on the selling effort of NMS.

(c)          Increase in inventory reserve on inventory purchased in ECB acquisition for products to be discontinued by NMS or determined to be excess and obsolete due to the acquisition.

(d)         Increase in intangibles for the fair value of intangible assets acquired as part of the ECB purchase.  These intangibles are made up of completed technology ($11,000), a supply agreement between NMS and Lucent Technologies Inc. ($12,000), trademarks and tradenames ($200) and goodwill ($29,765).  Other than goodwill, which is not amortized, these intangibles are being amortized using the straight-line method over useful lives ranging from three to six years.

(e)          To write-off the value of capitalized software acquired.

(f)            Increase in accruals to record the external direct and incremental costs expected to be incurred by NMS associated with the acquisition of ECB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS Communications Corporation

February 13, 2002	By:	/s/ Robert P. Schechter
	Name:	Robert P. Schechter
	Title:	President, Chief Executive
Officer and Chairman of the
Board of Directors

February 13, 2002	By:	/s/ Robert E. Hult
	Name:	Robert E.. Hult
	Title:	Senior Vice President of
Finance and Operations, Chief
Financial Officer and Treasurer